Exhibit 23.2


                           Independent Auditors' Consent



The Board of Directors
Premier Parks Inc.:

We consent to the use of report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                                     /s/ KPMG Peat Marwick LLP

                                                     KPMG Peat Marwick LLP


Oklahoma City, Oklahoma
November 2,  1995